PROSPECTUS SUPPLEMENT (to Prospectus Supplement dated March 25, 2004, to Prospectus dated March 12, 2004)

                           $671,480,000 (APPROXIMATE)

                       MERITAGE MORTGAGE LOAN TRUST 2004-1
                    ASSET-BACKED CERTIFICATES, SERIES 2004-1

                        FINANCIAL ASSET SECURITIES CORP.
                                    DEPOSITOR

                           HOMEQ SERVICING CORPORATION
                                    SERVICER


         THE SEVENTH FULL SENTENCE OF THE FIRST PARAGRAPH ON PAGE S-76 IS REPLACED WITH THE FOLLOWING:


The Certificate Margin with respect to the Class M-4 Certificates on each Distribution Date on or prior to the Optional Termination Date will equal 1.100% and on each Distribution Date after the Optional Termination Date will equal 1.650%.


        RBS GREENWICH CAPITAL
                                                     WAMU CAPITAL CORP.

                                  April 2, 2004